UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 21, 2009

Hudson Valley Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)

New York	030525	13-3148745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Scarsdale Road
Yonkers, New York		10707
(Address of Principal Executive Offices)		(Zip Code)
	(914) 961-6100
(Registrant’s Telephone Number, Including Area Code)
	Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                Other Events.

On May 21, 2009, Hudson Valley Holding Corp. (the “Company”) issued a press release announcing a stock repurchase program (the “Program”) under which the Company will repurchase up to 25,000 shares of the Company’s common stock at a price of $40.00 per share, limited to a maximum of 1,000 shares from each beneficial shareholder.  The Program will commence on June 1, 2009 and expire on July 17, 2009.  No shares will be repurchased until the expiration date of the Program.  If the Program is oversubscribed on such date, the Company will allocate the repurchases on a pro-rata basis.

Copies of the press release, the terms and conditions of the Program, and the letter of transmittal for use by the shareholders of the Company in connection with the Program are furnished as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K.

ITEM 9.01                Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 21, 2009.
99.2	Terms and Conditions of the Company’s Repurchase Program.
99.3	Letter of Transmittal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON VALLEY HOLDING CORP.

Date: May 26, 2009	By:	/s/ Stephen R. Brown
Stephen R. Brown
Senior Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 21, 2009.
99.2	Terms and Conditions of the Company’s Repurchase Program.
99.3	Letter of Transmittal.